Exhibit 4(i).3

ARTICLE II

SHAREHOLDERS’ MEETING

2.1           Place of Meetings. Meetings of shareholders entitled to vote shall be held at any place within or without the State of Texas designated by the Board of Directors pursuant to authority hereinafter granted to the Board, or by written consent of all persons entitled to vote thereat. The Board of Directors may determine that any meeting may be held solely by remote communication in accordance with Texas law. Any meeting is valid wherever held if held by the written consent of all the persons entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the corporation.

2.2           Date and Time of Annual Meeting. The annual meeting of the shareholders entitled to vote shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. At such meeting Directors shall be elected and any other business may be transacted which is within the powers of the shareholders.

2.3           Notice of Meetings. Notice of all meetings of shareholders shall be given in writing to shareholders entitled to vote by the President, or Secretary, or by the Officer or person calling the meeting, or, in case of his neglect or refusal, or if there is no person charged with the duty of giving notice, by any Director or shareholder. The notice shall be given to each shareholder, either personally or by prepaid mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon paid. With the consent of a shareholder, notice from the Corporation may be given to that shareholder by electronic transmission.  The shareholder may specify the form of electronic transmission to be used to communicate notice.  The shareholder may revoke this consent by written notice to the Corporation.  The consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices and the person responsible for delivering notice on behalf of the Corporation knows that delivery of these two electronic transmissions was unsuccessful, provided, however, that the inadvertent failure to treat the unsuccessful transmissions as a revocation of consent does not invalidate a meeting or other action.  Notice by electronic transmission is deemed given when the notice is (A) transmitted to a facsimile number provided by the shareholder for the purpose of receiving notice; (B) transmitted to an electronic mail address provided by the shareholder for the purpose of receiving notice; (C) posted on an electronic network, and a message is sent to the shareholder for the purpose of alerting the shareholder of a posting; or (D) communicated to the shareholder by any other form of electronic transmission consented to by the shareholder.

2.4           Time of Notice. Notice of any meeting of shareholders shall be sent to each shareholder entitled to vote not less than ten (10) days nor more than fifty (50) days before the meeting, except in the case of a meeting for the purpose of approving a merger or consolidation agreement, in which case the notice must be given not less than twenty (20) days prior to the date of the meeting.

2.5           Contents of Notice. Notice of any meeting of shareholders shall specify the place, date, and hour of the meeting. The Notice may state the means of any remote communications by which shareholders may be considered present and may vote at the meeting.  The notice shall also specify the purpose of the meeting if it is a special meeting, or if its purpose, or one of its purposes, will be to consider a proposed amendment of the Articles of Incorporation, to consider a proposed merger or consolidation, to consider a proposed reduction of stated capital without amendment, to consider a voluntary dissolution or the revocation of a voluntary dissolution by the act of the Corporation, or to consider a proposed disposition of all, or substantially all, of the assets of the Corporation outside of the ordinary course of business.

2.6           Notice of Adjourned Meeting. When a shareholders’ meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days, it is not necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which the adjournment is taken.

2.7           Call of Special Meetings. Upon request in writing to the President, a Vice-President, or the Secretary, sent by registered mail or delivered to the Officer in person, by any persons entitled to call a meeting of shareholders, they forthwith shall cause notice to be given to the shareholders entitled to vote, that a meeting will be held at a time fixed by the Officer, not less than ten (10) days after the receipt of the request. The request will state the purposes of the proposed meeting.  Business transacted at all special meetings will be confined to the purposes stated in the notice of the meeting unless all shareholders entitled to vote are present and consent otherwise.  If the notice is not given within seven (7) days after the date of delivery, or the date of mailing of the request, the persons calling the meeting may fix the time of the meeting and give the notice in the manner provided in these Third Amended and Restated Bylaws (“Bylaws”). Nothing contained in this section shall be construed as limiting, fixing, or affecting the time or date when a meeting of shareholders called by action of the Board of Directors may be held.

2.8           Persons Entitled to Call Special Meetings. Special meetings of the shareholders, for any purpose whatsoever, may be called at any time by any of the following: (1) the President; (2) the Board of Directors; or (3) the President at the request of the holders of not less than Fifty Percent (50%) of all outstanding shares of the Corporation entitled to vote at such meetings.

2.9           Quorum of Shareholders. The presence in person or by proxy of the persons entitled to vote Fifty Percent (50%) of the voting shares at any meeting constitutes a quorum for the transaction of business except as otherwise provided by statute or these Bylaws.

2.10         Loss of Quorum. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares entitled to vote, the holders of which are either present in person or represented by proxy thereat, but no other business may be transacted. Notwithstanding the above, shareholders present at a duly organized meeting with a quorum present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.11         Record Date for Determination of Shareholders. The Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be no more than fifty (50) days and, in case of meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

2.12         Date of Notice or Resolution for Determination of Shareholders. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, is the record date for such determination of shareholders.

2.13         Adjourned Meetings. When any determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

2.14         Inspectors of Election. The Chairman of each meeting of shareholders shall appoint one or more persons to act as inspector(s) of election. The inspector(s) of election shall report to the meeting the number of shares of each class and series of stock, and of all classes, represented either in person or by proxy that are entitled to vote. The inspector(s) of election shall oversee the vote of the shareholders for the election of Directors and for any other matters that are put to a vote of shareholders entitled to vote at the meeting; judge the qualifications of shareholders voting; collect, count, and report the results of ballots cast by any shareholders voting in person; and perform such other duties as may be required by the Chairman of the meeting or the shareholders.

2.15         Notice of Shareholder Business. At an annual meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation entitled to vote who complies with the notice procedure set forth. For business to be properly brought before an annual meeting by a shareholder, the shareholder entitled to vote must have given timely notice thereof in writing to the Secretary of the Corporation.

To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than forty-five (45) days before the date the Corporation mailed its proxy materials for the prior year’s annual meeting (such date to be identified in the prior year’s proxy statement). A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting the following information: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address of the shareholder proposing such business; (c) the number of shares of the Corporation which are beneficially owned by the shareholder; and (d) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with these procedures. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with these provisions, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

2.16         Voting List. At least eleven (11) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the type and number of shares held by each, shall be kept on file at the registered office of the Corporation and shall be subject to inspection of any shareholder during the whole time of the meeting. The share logs provided by the Corporation’s transfer agent shall be prima facie evidence as to who are the shareholders entitled to examine such list. However, failure to prepare and to make available such list in the manner provided above shall not affect the validity of any action taken at the meeting. Alternatively, the list of shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting.  The Corporation is not required to include any electronic contact information of any shareholder on the list.  If the Corporation elects to make the list available on an electronic network, the Corporation will take reasonable steps to ensure that the information is available only to shareholders of the Corporation.  The list will be produced and kept open at the place and for the duration of the meeting and will be subject to inspection by any shareholder present.  If the meeting is held by remote communication, the list must be open to the examination of any shareholder for the duration of the meeting on a reasonable accessible electronic network, and the information required to access the list must be provided to shareholders with the notice of the meeting.

2.17         Votes Per Share. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, except to the extent that the voting rights of shares of any class or classes are limited by the Articles of Incorporation, as amended.

2.18         Cumulative Voting. Directors shall be elected by a plurality vote. Cumulative voting shall not be permitted.

2.19         Voting by Voice and Ballot. Elections for Directors need not be by ballot unless a shareholder entitled to vote demands election by ballot at the election and before the voting begins.

2.20         Proxies. A shareholder may vote either in person or by proxy executed in writing by a shareholder entitled to vote or by his authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and in no event shall it remain irrevocable for a period of more than eleven (11) months. A telegram telex, cablegram, or similar transmission by the shareholder or a photographic, photostatic, facsimile, or other similar reproduction of a writing executed by the shareholder will be treated as an execution in writing.  Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder.

2.21         Waiver of Notice. Any notice required by law or these Bylaws may be waived by the execution by the person entitled to the notice of a written waiver of such notice, which may be signed before or after the time stated in the notice.

2.22         Action Without Meeting. Any action that may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by a writing dated and signed by the shareholder or shareholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. The writing authorizing the action without a meeting must be filed with the President of the Corporation.  An electronic transmission (if the Corporation can determine that the transmission was transmitted by the shareholder on the date it was transmitted) by a shareholder or reproduction of a writing signed by a shareholder is regarded as signed for the purposes of this Section of the Bylaws.  Consent given by electronic communication is not regarded as delivered until it is reproduced in paper form and delivered to the Corporation.  Any signed consent or consents, or a signed copy thereof, shall be placed in the Minute Book of the Corporation.  Prompt notice of any action taken by shareholders without a meeting by less than unanimous written consent, if permitted, must be given to those shareholders who did not consent in writing to the action, but advance notice is not required.

2.23         Conduct of Meetings. At every meeting of the shareholders, the President, or in his absence, the Vice-President designated by the President, or in the absence of any such designation, a Chairman (who shall be one of the Vice-Presidents, if any is present) chosen by majority in interest of the shareholders of the Corporation present in person or by proxy and entitled to vote, shall act as Chairman. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as Secretary of all meetings of the shareholders. In the absence at such meeting of the Secretary or Assistant Secretary, the Chairman may appoint another person to act as Secretary of the meeting.

2.24         Telephone or Remote Communication Meetings.  Shareholders may participate in and hold a meeting by means of a conference telephone or other similar means of remote communication equipment so that all participants in the meeting can communicate with each other.  Participation in such a meeting will constitute presence at the meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.  If voting takes place at such a meeting, the Corporation must (A) implement reasonable measures to verify that each person considered present and permitted to vote at the meeting is a shareholder and (B) maintain a record of any vote or other action taken at the meeting.

3.3           Number and Election of Directors.  The business and affairs of the Corporation shall be managed by a Board of Directors, which shall have and may exercise all of the powers of the Corporation, except such as are expressly conferred upon the Shareholders by law, by the Articles of Incorporation as amended or by these Bylaws. Subject to the rights of the holders of shares of any series of preferred stock then outstanding to elect additional Directors under specific circumstances, the Board of Directors shall consist of not less than three (3) nor more than twenty-one (21) persons. The exact number of Directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by either: (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, (ii) the affirmative vote of the holders of 66 2/3% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, or (iii) the Articles of Incorporation, as amended. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director; provided, however, that the term of existing Directors may be shortened to comply with Texas law. The Directors shall be divided into two classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 2001 annual meeting of shareholders and the term of the second class to expire at the 2002 annual meeting of shareholders (an initial two (2) year term), and with the members of each class to hold office until their successors have been elected and qualified. At each annual meeting of shareholders following such initial classification and election, Directors, elected to succeed those Directors whose terms expire, shall be elected for a term of office for the class whose term of office expires at all such future annual meetings.

3.7           Filling Vacancies by Shareholders – Reduction of Authorized Number of Directors. In the event a vacancy in the number of generally elected Directors or in the number of Directors elected pursuant to default dividend voting rights of preferred shareholders exists and is not filled by the appropriate remaining Directors, the vacancy may be filled by a vote of either the common stockholders or the holders of preferred shares with the right to elect the Director whose vacancy is being filled, as appropriate. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the appropriate remaining Directors failing to fill the vacancy within ten (10) days of the effective date of the resignation, the shareholders may elect a successor to take office unless the Board fills the vacancy prior to the shareholders’ vote. A reduction of the authorized number of Directors does not remove any Director prior to the expiration of his term of office.

3.8           Removal of Directors. Any Director, or the entire Board of Directors, may be removed from office at any time only for cause and only by the affirmative vote of the holders of 66 2/3% or more of the voting power of all of the shares of the Corporation entitled to vote in the election of such Directors. “Cause” shall be exclusively defined to mean: (a) conviction of a felony, (b) proof of the gross negligence or willful misconduct of such Director which is materially detrimental to the Corporation, or (c) proof of a breach of fiduciary duty of such Director which is materially detrimental to the Corporation.

ARTICLE VI

ISSUANCE AND TRANSFER OF CERTIFICATED AND UNCERTIFICATED SHARES

6.1           Classes and Series of Shares. The Corporation may issue shares with such preferences, rights, privileges, and restrictions as stated in the Articles of Incorporation, as amended.

6.2           Form of Shares.  The shares of the Corporation may be either certificated shares or uncertificated shares or a combination thereof.  A resolution approved by a majority of the Board of Directors may provide that some or all of any or all classes and series of the shares of the Corporation will be uncertificated shares.  If the Corporation changes to uncertificated shares after certificates have been issued, a certificated ownership interest subject to the change becomes an uncertificated ownership interest only after the certificate is surrendered to the Corporation.

6.3           Certificates for Fully Paid Shares. Neither certificated nor uncertificated shares may be issued by the Corporation until the full amount of the consideration has been paid. When such consideration has been paid to the Corporation, the shares shall be deemed to have been issued and the certificate, or similar documentation in the case of uncertificated shares,  representing such shares shall be issued to the shareholder.

6.4           Fractional Shares. The Corporation may, but shall not be obligated to, issue a certificate, or similar documentation in the case of uncertificated shares, for a fractional share, and the Board of Directors may, in lieu thereof, arrange for the disposition thereof by those entitled thereto, by paying the fair value in cash or issuing scrip in registered or bearer form which shall entitle the holder to receive a certificate, or similar documentation in the case of uncertificated shares, for a full share only upon the surrender of such scrip aggregating a full share. A certificate, or similar documentation in the case of uncertificated shares, for a fractional share shall, but scrip shall not, unless otherwise provided herein, entitle the holder to exercise voting rights, to receive dividends, or to participate in any of the assets of the Corporation in the event of liquidation. Such scrip, if issued, shall become void if not exchanged for certificates, or similar documentation in the case of uncertificated shares, representing full shares within one year after its issue, or such scrip may be subject to the condition that the shares for which it is exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of such scrip, and the same may be subject to any other conditions which the Board of Directors may deem advisable.

6.5           Consideration for Shares. The consideration paid for the issuance of shares may consist of money paid, labor done, property actually received, promissory notes or the promise of future services.

6.6           Contents of Share Certificates. Certificates for shares, or similar documentation in the case of uncertificated shares, shall be of such form and style, printed or otherwise, as the Board of Directors may designate, and each certificate, or similar documentation in the case of uncertificated shares,   shall state all of the following facts:

(a)           That the Corporation is organized under the laws of the State of Texas;

(b)           The name of the person to whom issued;

(c)           The number and class of shares and the designation of the series, if any, which such certificate represents; and

(d)           The par value of each share represented by such certificate or similar documentation in the case of uncertificated shares, or a statement that the shares are without par value.

6.7           Restriction on Transfer. Any restrictions imposed by the Corporation on the sale or other disposition of its shares and on the transfer thereof must be copied at length or in summary form on the face of each certificate representing shares to which the restriction applies or similar documentation in the case of uncertificated shares. The certificate may, however, state on the face or back that such a restriction exists pursuant to a specified document and that the Corporation will furnish a copy of the document to the holder of the certificate without charge upon written request to the Corporation at its principal place of business.

6.8           Preemptive Rights. In the case of certificated shares, any preemptive rights of a shareholder to acquire unissued or treasury shares of the Corporation which are limited or denied by the Articles of Incorporation, as amended, must be set forth at length on the face or back of the certificate representing shares subject thereto. In lieu of providing such a statement in full on the certificate, a statement on the face or back of the certificate may provide that the Corporation will furnish such information to any shareholder without charge upon written request to the Corporation at its principal place of business and that a copy of such information is on file in the office of the Secretary of State.

6.9           Signing Certificates – Facsimile Signatures. All certificated shares shall be signed by the President or a Vice-President and the Secretary or an Assistant Secretary. The signatures of the President or Vice-President, Secretary or Assistant Secretary may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar either of which is not the Corporation itself or an employee of the Corporation. If the Officer who has signed or whose facsimile signature has been placed on the certificate has ceased to be such Officer before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if he were such Officer at the date of its issuance.

6.10         Transfer of Lost or Destroyed Shares. In the case of certificated shares, where a share certificate has been lost, apparently destroyed, or wrongfully taken and the owner fails to notify the Corporation of that fact within a reasonable time after he has notice of it, and the Corporation registers a transfer of the share represented by the certificate before receiving such a notification, the owner is precluded from asserting against the Corporation any claim for registering the transfer or any claim to a new certificate.

6.11         Replacement of Lost or Destroyed Certificates. In the case of certificated shares, where the holder of a share certificate claims that the certificate has been lost, destroyed, or wrongfully taken, the Corporation shall issue a new certificate in place of the original certificate if the owner so requests (before the Corporation has notice that the share has been acquired by a bona fide purchaser) and files with the Corporation a sufficient indemnity bond and satisfies any other reasonable requirements imposed by the Board of Directors.

6.12         Transfer After Replacement. If, after the issue of a new security as a replacement for a lost, destroyed, or wrongfully taken certificated security, a bona fide purchaser of the original certificate presents it for registration or transfer, the Corporation must register the transfer unless registration would result in overissue. In addition to any rights on the indemnity bond, the Corporation may recover the new security from the person to whom it was issued or any person taken under him except a bona fide purchaser.

6.13         Transfers of Shares. Certificated shares of the Corporation will only be transferred on its books upon the surrender to the Corporation of the share certificates duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer.  The surrendered certificates shall be canceled, new certificates issued to the person entitled to them, and the transaction recorded on the books of the Corporation.  Uncertificated shares will only be transferred on the books of the Corporation upon the written instruction from the registered or beneficial owner of such uncertificated shares or from a duly authorized attorney, or from an individual presenting proper evidence of succession, assignment, or authority to transfer the stock.

6.14         Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars which shall preferably be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

6.15         Deemed Ownership. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation.

6.16         Reasonable Doubts as to Right to Transfer. When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate therefor, or similar documentation in the case of uncertificated shares, may require from the person seeking the transfer reasonable proof of his right to the transfer. If there remains a reasonable doubt for the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond or indemnity executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount, and reasonability of sureties. The bond shall be conditioned to protect the Corporation, its Officers, transfer agents, and registrars, or any of them, against any loss, damage, expenses, or other liability to the owner of the issuance of new shares.

7.4           Inspection of Records by Shareholders. Any person who shall have been a shareholder of record for at least six (6) months immediately preceding his demand, or who is the holder of record of at least Five Percent (5%) of all of the outstanding shares of the Corporation, on written demand stating the purpose thereof, has the right to examine, in person, or by agent, accountant, or attorney, at any reasonable time or times, for any proper purpose, its books and records of account, minutes, and record of shareholders, and is entitled to make extracts therefrom (after payment of costs).

7.6           Annual Report to Shareholders. The Board of Directors shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year.

7.7           Contents of Annual Reports. The annual report shall include the following financial statements:

(a)           Balance sheets for the previous two fiscal years;

(b)           Statements of Operations for the previous three fiscal years;

(c)           Statements of Changes in Stockholders’ Equity for the previous three fiscal years; and

(d)           Statements of Cash Flows for the previous three fiscal years.

ARTICLE VIII

AMENDMENT OF BYLAWS

8.1           Adoption, Amendment, or Repeal of Bylaws by Directors. These Bylaws may be altered, amended, or repealed, and new Bylaws may be adopted by the affirmative vote of a majority of either the Board of Directors or the shareholders, present at any meeting at which a quorum of each respective body is present, provided that notice of the proposed alteration, amendment, repeal, or adoption shall be contained in the notice of the meeting. This power to alter, amend, or repeal the Bylaws, and to adopt new Bylaws, may be modified or divested by action of shareholders representing a majority of the voting common stock of the Corporation taken at any regular or special meeting of the shareholders.